UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2024

The L.S. Starrett Company
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Crescent Street, Athol, MA 01331
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 249-3551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common - $1.00 Per Share Par Value	SCX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 21, 2024, The L.S. Starrett Company, a Massachusetts corporation (“Starrett” or the “Company”), held a virtual special meeting of shareholders (the “Special Meeting”) to consider and vote on the proposals set forth in the definitive proxy statement of the Company prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission on April 12, 2024.

As of the close of business on April 11, 2024, the record date for the shareholders entitled to vote at the Special Meeting, there were a total of 6,977,555 shares of Class A common stock, $1.00 par value per share, of the Company (each, a “Class A Common Share”) outstanding and entitled to vote at the Special Meeting and a total of 535,312 shares of Class B common stock, $1.00 par value per share, of the Company (each, a “Class B Common Share”) outstanding and entitled to vote at the Special Meeting. Each Class A Common Share was entitled to one (1) vote per Share and each Class B Common Share was entitled to ten (10) votes per Share. At the Special Meeting, after giving effect to the voting power of the Class A Common Shares and the Class B Common Shares, a total of 9,174,702.30 votes, representing approximately 74.41% of the votes entitled to be cast, were present virtually or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

Proposal 1: Proposal to approve the Agreement and Plan of Merger, dated March 8, 2024 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Starrett, Uhu Inc., a Delaware corporation (“Parent”), and Unicornfish Corp., a Massachusetts corporation and wholly owned subsidiary of Parent (the “Merger Proposal”).

The Class A Common Shares and the Class B Common Shares, voting together, voted to approve the Merger Proposal. The final voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions
9,017,695.36	92,399.94	64,607.00

Proposal 2: Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Starrett’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

The Class A Common Shares and the Class B Common Shares, voting together, voted to approve the Compensation Proposal on a non-binding, advisory basis. The final voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions
7,399,709.73	1,675,320.57	99,672.00

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Merger Proposal if there were insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). As there were sufficient votes from the Company’s shareholders to approve the Merger Agreement, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not presented to the Company’s shareholders.

The completion of the Merger remains subject to the satisfaction of other closing conditions as set forth in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2024

The L.S. Starrett Company By: /s/ John C. Tripp Name: John C. Tripp Title: Chief Financial Officer and Treasurer